UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On December 13, 2016, Heritage Insurance Holdings, Inc. (the “Company”) announced the private placement (the “Private Placement”) of the Company’s Senior Secured Notes due 2023 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”), dated December 15, 2016, among the Company, The Bank of New York Mellon, as trustee and collateral agent, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as registrar. The Notes were sold to a number of private investors (collectively, the “Investors”) pursuant to a purchase agreement, dated December 12, 2016. On December 16, 2016, the Company announced the closing (the “Closing”) of the Private Placement.

The Notes bear interest at a rate per annum equal to the three month LIBOR rate (but not less than 0.05 percent) plus 8.75 percent, with interest payable quarterly in arrears in cash on the 15th day of each March, June, September and December of each year, beginning on March 15, 2017. The Notes will mature on December 15, 2023.

The Company, at its option, may redeem all, or a portion of, the Notes (i) at any time after December 15, 2018 at a price in cash equal to 103%, of the principal amount thereof, plus accrued and unpaid interest, if any, (ii) at any time after December 15, 2019 at a price in cash equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, (iii) at any time after December 15, 2020 at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and (iv) at any time after December 15, 2021 at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

If the Company experiences certain change of control events, the holders of the Notes will have the right to require the Company to purchase all or a portion of their Notes at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any.

The Notes are secured with a continuing perfected priority security interest in substantially all of the Company’s assets, with certain exceptions including the capital stock of any of its insurance subsidiaries.

The Indenture includes customary events of default. It also contains covenants that, among other things, (i) restrict the ability of the Company and its subsidiaries to incur indebtedness or make restricted payments under certain circumstances, (ii) limit the Company and its subsidiaries from creating, incurring or assuming liens other than permitted liens that secure any indebtedness on any asset or property of the Company or its subsidiaries, (iii) require the Company to maintain certain levels of reinsurance coverage during the life of the Notes, and (iv) maintain certain financial covenants.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 13, 2016, the Company issued a press release announcing the Private Placement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 16, 2016, the Company issued a press release announcing the Closing, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated December 15, 2016, by and among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as registrar.

99.1	Press Release dated December 13, 2016.

99.2	Press Release dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: December 16, 2016	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated December 15, 2016, by and among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as registrar.

99.1	Press Release dated December 13, 2016.

99.2	Press Release dated December 16, 2016.